Exhibit 23.1






            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2006, relating to the consolidated financial statements of AMS Health Sciences, Inc. and Subsidiaries for the year ended December 31, 2005.


/s/ Cole & Reed, P.C.

Oklahoma City, Oklahoma
August 14, 2006